CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-237177 on Form S-3 and Registration No. 333-220973 on Form S-8 of our report dated March 8, 2024, relating to the financial statements of OrthoPediatrics Corp. and the effectiveness of OrthoPediatrics Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 8, 2024